GAP INC.

Exhibit 99.2

Historical Comparable Sales by Global Brand

Fiscal 2012 to Present

Final

Fiscal 2017	**1Q17**	**2Q17**	**3Q17**	**4Q17**	**FY-17**
Gap Global	-4%	-1%	1%	0%	-1%
Banana Republic Global	-4%	-5%	-1%	1%	-2%
Old Navy Global	8%	5%	4%	9%	6%
Gap Inc.	2%	1%	3%	5%	3%

Fiscal 2016	**1Q16**	**2Q16**	**3Q16**	**4Q16**	**FY-16**
Gap Global	-3%	-3%	-8%	0%	-3%
Banana Republic Global	-11%	-9%	-8%	-3%	-7%
Old Navy Global	-6%	0%	3%	5%	1%
Gap Inc.	-5%	-2%	-3%	2%	-2%

Fiscal 2015	**1Q15**	**2Q15**	**3Q15**	**4Q15**	**FY-15**
Gap Global	-10%	-6%	-4%	-3%	-6%
Banana Republic Global	-8%	-4%	-12%	-14%	-10%
Old Navy Global	3%	3%	4%	-8%	0%
Gap Inc.	-4%	-2%	-2%	-7%	-4%

Fiscal 2014	**1Q14**	**2Q14**	**3Q14**	**4Q14**	**FY-14**
Gap Global	-5%	-5%	-5%	-6%	-5%
Banana Republic Global	-1%	0%	0%	1%	0%
Old Navy Global	1%	4%	1%	11%	5%
Gap Inc.	-1%	0%	-2%	2%	0%

Fiscal 2013	**1Q13**	**2Q13**	**3Q13**	**4Q13**	**FY-13**
Gap Global	3%	6%	1%	1%	3%
Banana Republic Global	0%	-1%	-1%	-3%	-1%
Old Navy Global	3%	6%	0%	0%	2%
Gap Inc.	2%	5%	1%	1%	2%

Fiscal 2012	**1Q12**	**2Q12**	**3Q12**	**4Q12**	**FY-12**
Gap Global	2%	3%	4%	2%	3%
Banana Republic Global	5%	6%	5%	3%	5%
Old Navy Global	4%	3%	9%	8%	6%
Gap Inc.	4%	4%	6%	5%	5%

Comp sales include the results of Company-operated stores and sales through online channels in those countries where we have existing Comp store sales. A store is included in the Comp sales calculations when it has been open and operated by under Gap Inc. for at least one year and the selling square footage has not changed by 15 percent or more within the past year.

The calculation of Gap Inc. Comp sales includes Company-operated stores but excludes the results of the franchise business. Beginning in February 2013, the Comp sales calculations for Gap Inc. include Athleta store and online sales. Beginning in December 2013, the Comp sales calculations for Gap Inc. include Intermix store and online sales. Between August 2013 and February 2015 the Comp sales calculations for Gap Inc. included Piperlime store sales but excluded Piperlime online.